UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

(a)

We previously reported that the $6,166,000 gross proceeds from the private placement sale of our equity securities on April 4, 2006 was to be held in escrow pending completion of the merger of Hapto Biotech, Inc. into our wholly owned subsidiary. The merger agreement was signed and closed on April 14, 2006. The certificate of merger was filed with the Secretary of State of Delaware on April 17, 2006, and the funds released from escrow on April 18. 2006. Gross proceeds from the private placement sale aggregated $6,176,000, ten thousand dollars more than we originally reported.

(b)

We reported that Rodman & Renshaw, LLC, our lead placement agent, had agreed to accept shares of the Series E preferred stock and the warrants we issued in the private placement in lieu of receiving its commissions in cash. We subsequently agreed to pay Rodman & Renshaw its commissions in cash instead of with our equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: April 20, 2006	By:	/s/ Alan W. Schoenbart
Chief Financial Officer